EX -23 a
                           CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated October 16, 2003 with respect to the financial statements and schedule of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2003 filed with the Securities and Exchange Commission.





Hauppauge, NY
October 16, 2003